 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

Sajan, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-051560	42-1881957
(Commission File Number)	(IRS Employer
Identification No.)
625 Whitetail Blvd. River Falls, Wisconsin 54022
(Address of principal executive offices) (Zip Code)

(715) 426-9505
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2012, Timothy Clayton submitted his resignation as Chief Financial Officer of Sajan, Inc. (the “Company”), effective August 16, 2012, in connection with his decision to accept a position with another company. The Company and Mr. Clayton intend to enter into a consulting arrangement pursuant to which Mr. Clayton would provide accounting and finance services to the Company on a part-time, interim basis.

On July 27, 2012, the Board of Directors of the Company appointed Shannon Zimmerman, age 40, the Company’s current President and Chief Executive Officer, to the additional position of Chief Financial Officer, effective August 16, 2012. Mr. Zimmerman’s background and his history and positions with the Company, a description of his employment with the Company and other related information are disclosed in the sections of the Company’s 2012 Proxy Statement, filed with the SEC on April 30, 2012, entitled “Election of Directors,” “Family Relationships,” “Employment and Change-in-Control Agreements” and “Certain Relationships and Related Transactions,” which are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2012

Sajan, Inc.

/s/ Shannon Zimmerman
Shannon Zimmerman
President and Chief Executive Officer